UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2011
Date of Report (Date of earliest event reported)

AMERICAN EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 5th Avenue Suite 2600 Calgary, Alberta, Canada	T2P 3R7
(Address of principal executive offices)	(Zip Code)

(403) 233-8484
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Westrock Option Agreement

Effective on November 3, 2008, the Board of Directors of American Exploration Corporation, a Nevada corporation (the “Corporation”) authorized the execution of an option agreement (the “Option Agreement”) with Westrock Land Corp., a private corporation (“Westrock”). Westrock owns all right, title and interest in and to approximately 5,000 net acres of oil and gas leases located in Mississippi (collectively, the ”Leases”). The Corporation had an option to acquire 100% of the working interest and 75% of the net revenue interest in the Leases at $625 per net acre for a total purchase price of $3,125,000. The contiguous acreage involved several landowners, with mineral lease expiry extending beyond 2011. The original terms of the Option Agreement required spudding a well on or before October 1, 2009. The effective date of the conveyance of the revenue interest in the Leases to the Corporation was to be no later than May 15, 2009 upon final payment of the remaining balance of $2,018,750.

Extensions

Effective on January 8, 2009, the Corporation entered into an amendment to the Option Agreement (the “Amended Option Agreement”) with Westrock. Pursuant to the Amended Option Agreement, Westrock granted to the Corporation until February 2, 2009 to complete its due diligence. Effective on March 18, 2009, the Corporation entered into a further amendment to the Option Agreement (“the “Second Amended Option Agreement”) with Westrock. Pursuant to the Second Amended Option Agreement: (i) Westrock granted to the Corporation until May 15, 2009 to complete its due diligence; (ii) the Corporaiton paid to Westrock an additional non-refundable amount of $325,000 as consideration for the extension; and (iii) the effective date of the conveyance of the working and revenue interest in the Leases to the Corporation would be no later than May 15, 2009. Effective on August 17, 2009, the Corporation entered into a further amendment to the Option Agreement (the “Third Amended Option Agreement”) with Westrock. Pursuant to the Third Amended Option Agreement: (i) the Corporation agreed to issue an aggregate of 4,037,500 shares, valued at $2,664,750, of its restricted common stock to Westrock as satisfaction for an aggregate amount of $2,108,750, which remained due and owing from the aggregate purchase price of $3,125,000 (the “Purchase Price”); and (ii) the Corporation agreed to drill and complete a minimum of at least one well on the properties in the Bossier/Haynesville geological zone no later than December 31, 2010. The 4,037,500 shares of restricted common stock were  issued to Westrock and the transfer of title to the Leases was finalized. On November 2, 2010, the Corporation executed a letter amendment to the Option Purchase Agreement with Westrock. In the November 2, 2010 letter agreement, the Corporation agreed to drill and complete at least one well on the Leases in the Bossier/Haynesville geological zone no later than December 31, 2011.

In 2010, a well operated by Mainland Resources Inc., a publicly traded corporation (“Mainland Resources”) was drilled on the leases, however the well has yet to be stimulated and drill stem tested.

Termination of Westrock Option Purchase Agreement and Transfer of Leases

On November 11, 2011, the Corporation received a letter from Westrock advising that Westrock was willing  to grant an extension to the December 31, 2011 deadline for the Corporation to meet its drilling and completions obligations under the terms and provisions of the Option Purchase Agreement if the Corporation proposed reasonable financial consideration acceptable to Westrock by December 15, 2011. In the event the Corporation was unable to provide reasonable financial consideration acceptable to Westrock, the Corporation shall be deemed in default of the provisions of the Option Purchase Agreement and shall automatically forfeit and transfer to Westrock all rights under the Option Purchase Agreement including, but not limited to, the acquired properties, and Westrock shall retain all payments made by the Corporation under the Option Purchase Agreement and all improvements made to the acquired properties. During the past three weeks, management has been seeking to identify sources of financial consideration to offer to Westrock and has been unsuccessful.

The Corporation was deemed to be in default of the Option Purchase Agreement. In accordance with the terms and provisions of the Option Purchase Agreement, and in the event of a default, the Corporation is to automatically forfeit and transfer back to Westrock the Leases. On December 12, 2011, the Corporation entered into a transfer of oil, gas and mineral leases with Westrock (the “Transfer of Leases”), pursuant to which the Corporation transferred, delivered and assigned to Westrock all of the Corporation’s interests in and to those certain Leases.

Notwithstanding the Transfer of Leases, the Corporation still retains a twenty percent working interest in the 8,225 adjoining acres in Mississippi that Mainland Resources Inc. first contributed to the joint venture.

Termination of Merger

The Corporation and Mainland Resources previously entered into that certain merger agreement and plan of merger dated March 22, 2010, which was amended by a letter agreement dated July 28, 2010, and further amended by an amending agreement dated September 7, 2010, an amending agreement dated December 23, 2010, an amending agreement dated March 14, 2011, an amending agreement dated May 17, 2011, an amending agreement dated August 18, 2011, and an amending agreement dated October 31, 2011 (collectively, the “Merger Agreement”) which, subject to certain conditions, contemplated a merger between the Corporation and Mainland.

Under Section 7.3 of the Merger Agreement: (i) either the Corporation or Mainland Resources may terminate the Merger Agreement if certain conditions specified in the Merger Agreement are not satisfied at or before the “Termination Date”, which is defined in Section 1.1 of the Merger Agreement to mean January 31, 2012, or such later date as may be mutually agreed; or (ii) the Corporation and Mainland Resources may mutually agree to terminate the Merger Agreement (without further action on the part of the shareholders of the Corporation) anytime prior to the filing of the Articles of Merger.

The Board of Directors of the Corporation has determined that it is in the best interests of the Corporation and its shareholders to mutually agree with Mainland Resources to terminate the Merger Agreement. The Board of Directors based its decision upon considerable analysis of certain factors including, but not limited to: (i) the Corporation is in default of the Option Purchase Agreement and based upon the Transfer of Leases, no longer has the asset base, including the Leases, it previously had to contribute now making such a merger compromised; (ii) the Corporation retains its twenty percent (20%) working interest in the 8,225 acres based upon the joint venture with Mainland Resources; (iii) the potential legal fees and costs, time and energy associated with any protracted litigation with Mainland Resources associated with termination of the merger; and (iv) the ability of the Corporation to pursue new business operations and asset base following termination of the merger.

Therefore, effective December 21, 2011 (the “Effective Date”), the Corporation and Mainland Resources entered into that certain termination and release agreement (the “Termination and Release Agreement”), pursuant to and in accordance with Section 7.3 of the Merger Agreement, the Corporation and Mainland Resources mutually agreed to the termation of the Merger Agreement as of the Effective Date. In further accordance with the terms and provisions of the Termination and Release Agreement, the Corporation and Mainland Resources agreed to release one another from any further liability as to the performance of the respective party’s duties and obligations under the Merger Agreement and that Mainland Resources shall have no further obligations to issue any shares of common stock of Mainland Resources or grant any options or warrants of Mainland Resources to the shareholders of the Corporation.

New Promissory Note

In connection with the Merger Agreement, the Corporation and Mainland Resources previously entered into that certain promissory note dated September 27, 2010, and as amended by amendment no. 1 dated December 23, 2010, amendment no. 2 dated March 30, 2011, amendment no. 3 thereto dated May 17, 2011, amendment no. 4 dated August 18, 2011 and amendment no. 5 dated October 31, 2011 (collectively, the Original Promissory Note”. , as amended, being, collectively, the “Original Promissory Note”).  The Promissory Note shall supersede and replace the Original Promissory Note.”; and

In accordance with the terms and conditions of the Termination And Release Agreement, the Corporation and Mainland Resources entered into a new promissory note dated December 21, 2011 (the “New Promissory Note”), which shall supersede and replace the Original Promissory Note. The New Promissory Note evidenced the Corporation’s current obligation to pay to Mainland Resources $67,002.73, comprised of $60,000 in principal and $7,002.73 in accrued interest.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	On December 12, 2011, the Corporation entered into a Transfer of Oil, Gas and Mineral Leases dated December 12, 2011 between American Exploration Corporation and Westrock Land Corp.

10.2	Termination and Release Agreement dated December 21, 2011 between American Exploration Corporation and Mainland Resources Inc.

10.3	Promissory Note dated December 21, 2011 between American Exploration Corporation and Mainland Resources Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPLORATION CORPORATION

DATE: December 22, 2011	By:	/s/ Steven Harding
Steven Harding
President/Chief Executive Officer